UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

Kingfish Holding Corporation
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 62nd Street Circle East, Bradenton, Florida	34208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 487-3653

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2024, the Board of Directors (the “Board”) of Kingfish Holding Corporation (the “Company”) agreed to expand the size of the Board to seven directors and appointed James Robert Lindsay (Bob Lindsay) as a member of the Board to fill the newly created vacancy. The Board has determined that Mr. Lindsay will be an independent director under the rules of The Nasdaq Stock Market, which the Company uses to evaluate director independence. Mr. Lindsay has not yet been appointed to serve as a member on any Board committee.

James R. Lindsay – 68. Mr. Lindsay is the owner of Sandbar Charters FL, founded in 2023, a luxury boat chartering company and from September 1, 2020 has also served as a Vice President at Acentria Insurance (“Acentria”), a business unit of Foundation Risk Partners, which provides personal, business, health and life insurance coverage.. Prior to joining Acentria as a Vice President, Mr. Lindsay was the owner of the Bob Lindsay Insurance Agency from 2008 to 2020. Mr. Lindsay also served on the Phillippi Landings Building E Condo Association Board as a vice president from January 1, 2023 to January 1, 2024. Mr. Lindsay graduated from George Washington University in 1979 with a bachelor’s degree in business.

Mr. Lindsay has over 35 years of extensive experience in the insurance industry, which provides him with a strong background in risk management and business operations, which are invaluable skills needed by the Company as it seeks to carry out its business plan and improve its review over internal controls and risk management assessments.

There are no family relationships between Mr. Lindsay and any other director or executive officer of the Company. Nor are there any transactions between Mr. Lindsay or any member of his immediate family and the Company that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between him and any other persons or entities pursuant to which he was appointed as a director of the Company.

The Company’s Board members are not currently compensated for their attendance at the Company’s regularly scheduled or special meetings or for their services. However, directors are reimbursed for their expenses in attending board meetings.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGFISH HOLDING CORPORATION

Date: August 12, 2024	By:	/s/ Ted Sparling
Ted Sparling President and Chief Executive Officer

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